UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

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FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Patricia Figueroa	Shona Sabnis
(212) 836-2758	(212) 836-2626
Patricia.Figueroa@arconic.com	Shona.Sabnis@arconic.com

Arconic Highlights Board Strength, Management’s Record of Execution and Elliott Management’s Misunderstanding of Arconic’s Business

Investor Presentation Released Today Provides Details on Board Oversight, Management Track Record and the Strategic Plan

Customers Endorse Strategic Direction and Leadership

Elliott’s Claims Are Not Substantiated by the Facts and Its Suggestions Would Damage the Company

Company Urges Shareholders to Vote “FOR” Arconic’s Highly Qualified Director Nominees and Governance Proposals on the WHITE Proxy Card

NEW YORK, March 27, 2017 – Arconic (NYSE: ARNC) announced today it has released to investors a presentation in connection with its Annual Meeting of Shareholders, to be held on May 16, 2017. The presentation summarizes the strong, execution-focused track record of the Company’s management team and explains why Elliott’s analysis of Arconic is misleading and its conclusions are incorrect. Arconic has the right Board, right leadership and right strategy in place to continue delivering value to shareholders.

The presentation and other materials are available at www.arconic.com/annualmeeting.

Highlights of the Arconic presentation include:

I.	Arconic is a new company, with a new Board that has a majority of independent directors who have joined in the last 15 months

•	The Board has recently been substantially reconstituted and is one of the shortest tenured Boards in the S&P 500, with seven of the 12 independent directors having joined the Board since the beginning of last year.

•	The Board has already appointed directors recommended by Elliott, as three of the seven new directors were added at Elliott’s suggestion in February 2016; they have been fully integrated, chair critical Board Committees and have been intensely involved in meeting with shareholders and evaluating Elliott’s criticisms.

•	The Board’s six longer-serving directors have been change agents and were integrally involved in the strategic transformation of Alcoa Inc. that culminated in the very successful separation last year that created Arconic.

II.	Arconic’s management has a track record of successfully executing on a transformative vision and consistently improving business performance amid a complex market environment

•	The Company’s leadership team successfully executed a complex, multi-year transformation of Alcoa Inc. to strengthen the business and launch two companies with world-class assets by:

•	Restructuring the upstream portfolio to increase cost competitiveness and lessen the impact of commodity cycles;

•	Repositioning the downstream business in high-growth and high-margin aerospace and automotive markets while divesting low-margin or undifferentiated businesses; and

•	Successfully executing a highly complex separation on time and on budget to create two strong independent public companies – Arconic and Alcoa Corporation.

•	Management built Arconic’s world-class portfolio over eight years and have critical knowledge of the business and customers.

•	Arconic’s leadership has a track record of execution that has positioned Arconic for future outperformance, having grown EBITDA margins and made strategically important investments in technology.

•	Alcoa Inc. Total Shareholder Return (TSR) has outperformed the relevant industry benchmarks since 2009 and in recent periods[i]; Arconic stand-alone shareholder returns have significantly outperformed its benchmark indices since separationii.

III.	Arconic’s Strategic Plan Creates Value for Shareholders

•	Future focus is on markets where the Company’s expertise in innovation and strong customer relationships will drive above-market growth rates.

•	Culture of productivity enhancements and cost reduction will help drive further margin expansion.

•	Disciplined capital allocation and balance sheet management will ensure prudent use of shareholders’ capital.

•	Executive compensation incentives are aligned to foster performance that will enhance shareholder value.

•	Arconic’s plan is designed to deliver 7-8 percent compound annual growth in revenueiii, an approximate increase of 250 basis points (bps) in combined segment adjusted EBITDA margin and an increase in 400-500 bps in return on net assets (RONA) improvement in 2019.

IV.	The Board has concluded that Arconic has the right leadership and the right strategy to drive substantial value for shareholders

•	The Board has thoughtfully studied the Company’s strategic direction and input from Elliott, other shareholders, customers and employees.

•	The Board is unanimous in supporting Arconic’s strategy and leadership and will hold management accountable for performance.

•	Arconic has received endorsements from valued industry partners, including Airbus, GE Aviation, United Steelworkers and UNITE the Union.

V.	Elliott Management’s claims are not substantiated by the facts, its suggestions would damage the Company, and the election of Elliott’s nominees would remove critical skills from the Board

•	Elliott has not been accurate or transparent with shareholders, having changed its views, published flawed analyses and hidden key facts.

•	Elliott has not presented an operational plan. Its focus on margin parity with perceived peers suggests a near-term plan of cutting R&D and price gouging customers.

•	The election of Elliott’s nominees would remove critical skill sets from the Board that are directly relevant to the continued creation of shareholder value. The skills and experience of Elliott’s nominees are already very well-represented on the Board.

VI.	Arconic’s director nominees have skills and expertise critical to Arconic’s strategy for future growth

•	Amy E. Alving is a technology leader whose career spans business, government and academia. She is the former CTO of Science Applications International Corporation (SAIC), one of the largest U.S. defense contractors and former Director, Special Projects Office at DARPA, a highly respected agency of the U.S. Department of Defense responsible for the development of emerging technologies for use by the military. She brings extensive technology, defense and innovation experience to the Board and her valuable insights will help Arconic continue to innovate and grow.

•	David P. Hess brings extensive knowledge in aerospace and defense markets, which are critically important to Arconic’s future. As the former EVP and Chief Customer Officer for Aerospace at United Technologies Corporation and former President of Pratt & Whitney, Mr. Hess’ industry knowledge, leadership and succession of key executive roles provide strategic and operational perspectives to the Board to help further drive Arconic’s strategic goals to grow and unlock the value of the Company’s aerospace business.

•	Klaus Kleinfeld brings to the Board his knowledge of all aspects of Arconic’s global businesses. As the only management representative on the Company’s Board, Mr. Kleinfeld provides an important perspective in Board discussions about the business and strategic direction of Arconic. In addition to leading Alcoa Inc.’s turnaround through the economic recession and collapse of the aluminum market and executing a successful transformation to launch Arconic and Alcoa Corporation, he had a 20-year career at Siemens AG and as CEO presided over a dramatic transformation to reshape its portfolio around three high-growth areas.

•	Ulrich Schmidt has extensive executive and business experience at the board and CFO level in both public and privately held companies. As the former EVP and CFO of Spirit Aerosystems Holdings, Inc., EVP and CFO of Goodrich Corporation, and Director of aerospace supplier Precision Castparts Corporation, his background in the aerospace industry, financial management and strategic planning provides Arconic with relevant and actionable insight for the Company’s aerospace business strategy.

•	Ratan N. Tata brings significant international business expertise in a wide variety of industries. He currently serves as the Chairman of Tata Trusts and is a former Chairman of the major Tata Group companies, including Tata Motors and Tata Steel. His previous leadership experience spanning the automotive, consulting and steel industries, among others, brings valuable management and industry experience as well as a global perspective.

PROTECT THE VALUE OF YOUR INVESTMENT.

VOTE THE WHITE PROXY CARD TODAY FOR ARCONIC’S NOMINEES AND

GOVERNANCE PROPOSALS.

The Company urges shareholders to protect the value of their investment in Arconic by using the WHITE proxy card to vote “FOR” all five of Arconic’s qualified and experienced director nominees – Amy E. Alving, David P. Hess, Klaus Kleinfeld, Ulrich Schmidt and Ratan N. Tata – TODAY by telephone, by Internet, or by signing and dating the WHITE proxy card.

The Company also urges shareholders to vote in favor of its corporate governance proposals to declassify the Board structure and eliminate the supermajority vote requirements in the articles of incorporation.

The Company’s shareholders of record as of the close of business on March 1, 2017 will be entitled to vote at the meeting.

Your Vote Is Important, No Matter How Many or How Few Shares You Own

Please vote today by telephone, via the Internet or by signing, dating and returning the WHITE proxy card. Simply follow the easy instructions on the WHITE proxy card.

If you have questions or need assistance, please contact:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 750-5836

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

Please simply discard any Blue proxy card that you may receive from Elliott Management.

Returning a Blue proxy card – even if you “withhold” on Elliott Management’s nominees – will revoke any vote you had previously submitted on Arconic’s WHITE proxy card.

About Arconic

Arconic (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this communication is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. Arconic has not provided a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because Arconic is unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts, and Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliations of forward-looking non-GAAP financial measures such as adjusted EBITDA, adjusted EBITDA margin, and Return on Net Assets to the most directly comparable GAAP measures are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from these non-GAAP measures, such as the effects of foreign currency movements, equity income, gains or losses on sales of assets, taxes and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume.

[i]	Calculated based on closing prices. Package value to Alcoa Inc. shareholders includes Alcoa Inc. TSR through Oct 31, 2016. From Nov 1, 2016 through Mar 1, 2017, package value to the Alcoa Inc. shareholder is calculated based on the performance of 1 share of Arconic and 1/3 share of Alcoa Corp. On Nov 1, 2016, as a result of the separation, every shareholder of Alcoa Inc. received 1 share of Arconic and 1/3 share of Alcoa Corp. for every 1 share of Alcoa Inc.; the package value calculates the total value to the former Alcoa Inc. shareholder over the specified time period
ii	TSR calculated based on closing price from November 1st, 2016 and March 1st, 2017
iii	Compound annual growth rate from year-end 2017 to year end 2019

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